Exhibit 99.1

Tower Financial Corporation 116 East Berry Street Fort Wayne, IN 46802

VOTE BY INTERNET — www.proxyvote.com

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date.  Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE — 1-800-650-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date.  Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends that you vote FOR proposal 1.	For	Against	Abstain

1.  Approval of the Agreement and Plan of Merger dated September 9, 2013 (the “Merger Agreement”), by and between Tower Financial Corporation (“TFC”) and Old National Bancorp (“Old National”), and the merger (the “Merger”) of TFC with and into Old National contemplated thereby.

	☐	☐	☐

The Board of Directors recommends that you vote FOR proposal 2.	For	Against	Abstain
	☐	☐	☐
2. Approval, on a non-binding advisory basis, of the compensation payable to the named executive officers of TFC in connection with the Merger.

The Board of Directors recommends that you vote FOR proposal 3.	For	Against	Abstain

3.  Approval of the adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes present at the Special Meeting in person or by proxy to approve the Merger Agreement and Merger described in Proposal 1.

	☐	☐	☐

NOTE:  In their discretion, the Proxies are authorized to vote upon such other matters (none known at the time of solicitation of this proxy) as may properly come before the Special Meeting or any adjournment or postponement thereof.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon.  When signing as attorney, executor, administrator, or other fiduciary, please give full title as such.  Joint owners should each sign personally.  All holders must sign.  If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

TOWER FINANCIAL CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SPECIAL MEETING OF SHAREHOLDERS ON FEBRUARY 7, 2014

The shareholder(s) hereby appoint(s) Michael D. Cahill and Richard R. Sawyer, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Tower Financial Corporation that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at 9:30 a.m., Eastern Time on February 7, 2014, at the Landmark Centre, 6222 Ellison Road, Fort Wayne, Indiana 46802, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED HEREON AND, IN THE ABSENCE OF SPECIFICATION, WILL BE VOTED FOR PROPOSAL 1, FOR PROPOSAL 2 AND FOR PROPOSAL 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARE PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE